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                                                                    EXHIBIT 23.3
                                                                    PAGE 1 OF 1





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



          As independent petroleum engineers and geologists, Netherland, Sewell & Associates, Inc. hereby consents to (i) the reference to our firm as experts and (ii) the summarization of our report in the Form 10-K/A-1 for the fiscal year ended December 31, 1994 of Global Natural Resources Inc. (the "Company") as filed with the Securities and Exchange Commission (the "Commission") which 10-K/A-1 has been incorporated by reference in the Company's Registration Statement on Form S-8 (Registration No. 33-62106) and the Company's Registration Statement on Form S-8 (Registration No. 33-31537).





                                 NETHERLAND, SEWELL & ASSOCIATES, INC.





                                               By: /s/ Frederic D. Sewell
                                                   --------------------------
                                                   Frederic D. Sewell
                                                   President

Dallas, Texas
May 4, 1995